EX-99.d.1.i

AMENDMENT NO. 3 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

THIS EXHIBIT to the Investment Management Agreement dated January 4, 2010 (the “Agreement”) between DELAWARE VIP® TRUST and DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), amended as of the 28th day of April, 2017 lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Fund Name	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Delaware VIP Diversified Income Series	January 4, 2010	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion
Delaware VIP Emerging Markets Series	January 4, 2010	1.25% on first $500 million 1.20% on next $500 million 1.15% on next $1.5 billion 1.10% on assets in excess of $2.5 billion
Delaware VIP High Yield Series	January 4, 2010	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion
Delaware VIP International Value Equity Series	January 4, 2010	0.85% on the first $500 million 0.80% on the next $500 million 0.75% on the next $1.5 billion 0.70% on assets in excess of $2.5 billion
Delaware VIP Limited-Term Diversified Income Series	January 4, 2010	0.50% on first $500 million 0.475% on next $500 million 0.45% on next $1.5 billion 0.425% on assets in excess of $2.5 billion
Delaware VIP REIT Series	January 4, 2010	0.75% on first $500 million 0.70% on next $500 million 0.65% on next $1.5 billion 0.60% on assets in excess of $2.5 billion
Delaware VIP Small Cap Value Series	January 4, 2010	0.75% on first $500 million 0.70% on next $500 million 0.65% on next $1.5 billion 0.60% on assets in excess of $2.5 billion
Delaware VIP Smid Cap Core Series (formerly, Delaware VIP Smid Cap Growth Series)	January 4, 2010	0.75% on first $500 million 0.70% on next $500 million 0.65% on next $1.5 billion 0.60% on assets in excess of $2.5 billion
Delaware VIP U.S. Growth Series	January 4, 2010	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion

Fund Name	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Delaware VIP Value Series	January 4, 2010	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion

DELAWARE MANAGEMENT COMPANY, A series of Macquarie Investment Management Business Trust		DELAWARE VIP TRUST

By:	/s/ DAVID F. CONNOR	By:	/s/ SHAWN K. LYTLE
Name:	David F. Connor	Name:	Shawn K. Lytle
Title:	Senior Vice President	Title:	President and Chief Executive Officer